Flaherty & Crumrine Total Return Fund Incorporated POS EX

Exhibit 99.(h)

Flaherty & Crumrine Total Return Fund Incorporated

Common Stock

(par value $0.01 per share)

ATM Sales Agreement

April 30, 2021

Virtu Americas LLC

One Liberty Plaza

165 Broadway

New York, NY 10006

Ladies and Gentlemen:

Flaherty & Crumrine Total Return Fund Incorporated, a Maryland corporation (the “Company”) and Flaherty & Crumrine Incorporated (the “Investment Adviser”), each confirms its agreement (this “Agreement”) with Virtu Americas LLC (“Virtu”) as follows:

1.	Description of Securities.

Each of the Company and the Investment Adviser agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, the Company may issue and sell through Virtu, acting as agent and/or principal, shares of the Company’s common stock (the “Common Stock”), par value $0.01 per share (the “Shares”), provided however, that in no event shall the Company issue or sell through Virtu such number or dollar amount of Shares that (a) exceeds the number or dollar amount of Shares registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made or (b) exceeds the number of authorized but unissued shares of Common Stock (each of (a) and (b), as applicable, the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the amount of Shares to be issued and sold under this Agreement shall be the sole responsibility of the Company, and Virtu shall have no obligation in connection with such compliance. The issuance and sale of the Shares through Virtu will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.

The Company has filed or shall file with the Commission a shelf registration statement on Form N-2, including the base prospectus or prospectuses, covering the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”). The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430B or Rule 430C (as applicable) under the Securities Act is hereinafter referred to as the “Registration Statement”; the prospectus, dated as of April 16, 2021, included in the Registration Statement at the time it became effective on April 19, 2021 (including the information, if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430B or Rule 430C (as applicable) under the Securities Act), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus”; the prospectus supplement dated April 30, 2021 filed with the Commission pursuant to Rule 424, as applicable under the Securities Act and to be used to confirm sales is hereinafter referred to, together with the Base Prospectus, as the “Prospectus.” If the Company has filed or if the Company shall file with the Commission an abbreviated registration statement to register additional Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

The Company has entered into (i) an investment advisory agreement with the Investment Adviser dated as of August 26, 2003 (“Investment Advisory Agreement”), (ii) a custody agreement with The Bank of New York Mellon dated as of August 29, 2003 (the “Custody Agreement”), (iii) an administration agreement with The Bank of New York Mellon dated as of November 1, 2003 (the “Administration Agreement”), and (iv) a transfer agency and registrar services agreement with BNY Mellon Investment Servicing (US) Inc. dated as of August 29, 2003 (as amended, the “Transfer Agency Agreement”). Collectively, the Investment Advisory Agreement, the Custodian Agreement, the Administration Agreement and the Transfer Agency Agreement are herein referred to as the “Company Agreements.” In addition, the Company has adopted a dividend reinvestment and cash purchase plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Common Stock shall have their distributions automatically reinvested in additional Common Stock unless such holders elect to receive such distributions in cash.

The Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Securities Act are hereinafter referred to collectively as the “Acts,” and the rules and regulations of the Commission under the Acts and under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereinafter referred to collectively as the “Rules and Regulations.”

All references in this Agreement to the Registration Statement and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include the applicable copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) system.

“Applicable Time” means the time of each sale of any Shares pursuant to this Agreement as agreed by the Company and Virtu.

2.        Placements.

Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify Virtu by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such necessary minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Virtu set forth on Exhibit B, as such Exhibit B may be amended from time to time.

The Placement Notice shall be effective upon receipt by the Company of Virtu’s written acceptance of the terms of the Placement Notice unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth herein, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 11 or (v) either party shall have suspended the sale of the Placement Shares in accordance with Section 4. The amount of any discount, commission or other compensation to be paid by the Company to Virtu in connection with the sale of the Placement Shares shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor Virtu will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Virtu and Virtu accepts in writing the terms of such Placement Notice, and then only upon the terms specified in the Placement Notice and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3.        Sale of Placement Shares by Virtu.

Subject to the provisions of Section 7(a), Virtu, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Virtu will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Virtu pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined in Section 7(b)) payable to the Company, with an itemization of the deductions made by Virtu (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, Virtu may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock are listed or quoted.

4.        Suspensions of Sales.

(a)       The Company or Virtu may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4(a) shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

(b)       No sales of Shares shall take place, the Company shall not request the sale of any Shares that would be sold, and Virtu shall not be obligated to sell Shares, during any period in which the Company is in possession of material non-public information regarding the Shares.

5.        Representations and Warranties of the Company. The Company represents and warrants to and agrees with Virtu as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 9(m), as of each Applicable Time and as of each Settlement Date (as defined below) as follows:

(a)       The Registration Statement has been filed with the Commission and become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Prospectus delivered to Virtu for use in connection with this offering was and will be identical in all material respects to the applicable electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. At the time of filing the Registration Statement and any post-effective amendments thereto, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations.

(b)       At the respective times the Registration Statement and any post-effective amendment thereto became or becomes effective, the Registration Statement and any post-effective amendment thereto complied and will comply in all material respects with the applicable requirements of the Acts and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, at each Applicable Time, did not contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this paragraph do not apply to statements in or omissions from the Registration Statement or the Prospectus made solely in reliance upon and in conformity with written information furnished to the Company by Virtu for use in the Registration Statement or Prospectus.

(c)       The Company has been duly organized and is validly existing in good standing as a corporation under the laws of the State of Maryland. The Company has full power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and is in good standing and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing (x) would not be reasonably expected to have a material adverse effect upon the Company’s performance of this Agreement or the consummation of any transaction herein contemplated or (y) would not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Company (a “Company Material Adverse Effect”). The Company has no subsidiaries.

(d)      The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Acts and the Rules and Regulations. To the Company’s knowledge, no person is serving or acting as a director of, or investment adviser to, the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended, including the rules and regulations thereunder (the “Advisers Act”). Except as otherwise disclosed in the Registration Statement, to the Company’s knowledge, no director of the Company is an “interested person” of the Company or an “affiliated person” of Virtu (each as defined in the Investment Company Act).

(e)       This Agreement has been duly authorized, executed and delivered by the Company. Each Company Agreement complies in all material respects with all applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, each Company Agreement represents a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally (whether statutory or decisional) and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law; provided that the Company makes no representation or warranty as to the effect on the representations and warranties expressed herein of (i) the compliance and noncompliance of any other party (other than the Company) to any of the foregoing Company Agreements with state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or nature of the business of such other party.

(f)       None of (1) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement or (2) the issue and sale by the Company of the Shares as contemplated by this Agreement conflicts with or will conflict with, result in, or constitute a violation, breach of or default under, (x) the articles of incorporation of the Company, as amended to date (the “Articles of Incorporation”), or the bylaws of the Company, as amended to date (the “Bylaws”), (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Company that is material to the Company or (z) any law, rule or regulation applicable to the Company or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which does not or would not have a Company Material Adverse Effect; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by Virtu.

(g)       No consent, approval, authorization, order or permit of, license from, or qualification with, any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Company prior to the Settlement Date for the performance by the Company of its obligations under this Agreement or the Company Agreements, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act or the applicable Rules and Regulations, (ii) the rules and regulations of the Financial Industry Regulatory Authority, Inc.(“FINRA”), or of the New York Stock Exchange (“NYSE”), (iii) the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have a Company Material Adverse Effect.

(h)       The Common Stock of the Company conforms in all material respects to the description thereof under the heading “Description of Shares” in each of the Registration Statement and the Prospectus, and this Agreement, the Articles of Incorporation and the Bylaws conform in all material respects to the descriptions thereof contained in each of the Registration Statement and the Prospectus.

(i)        This Agreement, the Articles of Incorporation and the Bylaws do not conflict in any material respect with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations, and all approvals of such documents required under the Investment Company Act by the Board of Directors and/or the Company’s stockholders, to the extent required, have been obtained and are in full force and effect.

(j)        The Company Agreements are in full force and effect and neither the Company nor, to the knowledge of the Company, any other party to any such agreement is in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Company thereunder, and the Company is not currently in breach of, or in default under, any other written agreement or instrument to which it or its property is bound or affected, the default under or breach of which could reasonably be expected to have a Company Material Adverse Effect.

(k)       The Common Stock outstanding prior to the date hereof, have been duly authorized and are validly issued, fully paid and non-assessable. None of the outstanding Common Stock was issued in violation of any preemptive or other similar rights. Other than as contemplated in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(l)        The Common Stock has been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Common Stock will not be subject to any preemptive or similar rights. The Common Stock conforms to the descriptions thereof under the heading “Description of Shares” contained in the Registration Statement and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(m)      The Company will submit a supplemental listing application for the listing of the Shares on the NYSE and use its commercially reasonable efforts to maintain such listing, subject to official notice of issuance.

(n)       The questionnaires relating to FINRA Rule 5110 provided by the Company to Virtu or its counsel in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules (Rules 5100, 5110 or 5121) are, to the Company’s knowledge, true and correct in all material respects.

(o)       Since the effective date of the Registration Statement, there has not occurred any material adverse change, or any development reasonably likely to involve a prospective material adverse change, in the condition, financial or otherwise, or in the prospects, earnings, business or operations of the Company, and there have been no transactions entered into by the Company which are material to the Company (except as contemplated by this Agreement), other than those in the ordinary course of its business.

(p)       There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company is a party or to which any of the properties of the Company is subject (i) other than proceedings accurately described in all material respects in the Prospectus and proceedings that would not have a Company Material Adverse Effect, or that would not have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described. Each officer signing or delivering a certificate pursuant to this Agreement may rely upon his or her knowledge as to legal or governmental proceedings threatened.

(q)       The Company has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in a Company Material Adverse Effect.

(r)       Each of the Registration Statement and the Prospectus, as of the respective dates thereof, complied as to form in all material respects with the Acts and the applicable Rules and Regulations.

(s)       The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related notes and schedules thereto (collectively, the “Company Financial Statements”), present fairly in all material respects the financial condition of the Company as of the respective dates or periods indicated, comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”). To the knowledge of the Company, KPMG LLP, whose report is included or incorporated by reference in the Registration Statement and the Prospectus and who have certified the audited Company Financial Statements and schedules, if any, included in the Registration Statement, is an independent registered public accounting firm within the meaning of, and as required by, the Acts and the applicable Rules and Regulations.

(t)        There are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the Registration Statement and the Prospectus, other than as described therein.

(u)       Neither the Company nor any of its agents or representatives (other than Virtu in its capacity as such) has prepared, made, used, authorized, approved or referred to any written communication (other than communications made in the ordinary course of business) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than the Registration Statement and the Prospectus, and any amendment or supplement to any of the foregoing.

(v)       Subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, (i) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding Common Stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its Common Stock, other than ordinary and customary dividends; and (iii) there has not been any material change in the Common Stock, short-term debt or long-term debt of the Company, except in each case as contemplated in the Registration Statement and the Prospectus, respectively.

(w)      The Company owns or possesses, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (“Intellectual Property”) necessary to carry on the business operated by the Company, except for that which the failure to own or possess would not reasonably be expected to have a Company Material Adverse Effect, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Company Material Adverse Effect.

(x)       The Common Stock is listed on the NYSE under the ticker symbol “FLC”. The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of the NYSE with respect to the Common Stock. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(y)       To the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NYSE thereunder (the “Sarbanes-Oxley Act”), have been applicable to the Company, there is and has been no failure on the part of the Company to comply with any applicable provision of the Sarbanes-Oxley Act that would reasonably be expected to have a Company Material Adverse Effect.

(z)       The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the Company’s most recent audited financial statements included in the Prospectus, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated); (ii) no fraud, whether or not material, that involves management or employees who have a role in the Company’s internal controls; and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(aa)     The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the Investment Company Act); such disclosure controls and procedures are effective based on the evaluation of these controls and procedures as required by the Investment Company Act and the applicable Rules and Regulations and the Company is not aware of any material weakness in such controls and procedures.

(bb)     There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus (or the documents incorporated by reference therein) or to be filed as exhibits thereto by the Securities Act or the Investment Company Act which have not been so described and filed as required.

(cc)     The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd)     Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and to the knowledge of the Company, the Company and its affiliates have conducted their businesses in all material respects in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ee)     Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will not directly or indirectly use the proceeds from the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or any country or territory currently subject to any U.S. sanctions administered by OFAC.

(ff)      The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the Investment Company Act, are in full force and effect, and the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not result in a Company Material Adverse Effect, except as set forth in or contemplated in the Registration Statement and the Prospectus (exclusive of any supplement thereto).

(gg)     Except as set forth in or contemplated in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Virtu (the description of such arrangements and outstanding indebtedness thereunder is true, accurate and complete in all respects) and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of Virtu.

(hh)     There are no business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement or the Prospectus which have not been described as required, it being understood and agreed that the Company and the Investment Adviser make no representation or warranty with respect to such relationships involving Virtu or any affiliate and any other person that have not been disclosed to the Company by Virtu in connection with the sale of the Shares hereunder.

(ii)       The Company has not taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(jj)       The Company operates in compliance in all material respects with the requirements to be taxed as, and has duly elected to be taxed as (which election has not been revoked), a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends to direct the investment of the net proceeds received by it from the sale of the Shares in the manner specified in the Registration Statement and the Prospectus under the caption “Use of Proceeds” and in such a manner as to continue to comply with the requirements of Subchapter M of the Code.

Any certificate signed by or on behalf of the Company and delivered to Virtu or its counsel in connection with the offering of the Shares shall be deemed to a representation and warranty by the Company as to the matters covered therein to Virtu.

6.        Representations and Warranties of the Investment Adviser. The Investment Adviser represents and warrants to and agrees with Virtu as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 9(m), as of each Applicable Time and as of each Settlement Date (as defined below) as follows:

(a)       The Investment Adviser has been duly formed and is validly existing in good standing under the laws of the State of California with the power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and enter into this Agreement and the Investment Advisory Agreement, as the case may be, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not be reasonably expected to have a material adverse effect on the condition, financial or otherwise, or on the prospects, earnings, business or operations of the Investment Adviser, whether or not arising from transactions in the ordinary course of business of the Investment Adviser or under this Agreement (an “Adviser Material Adverse Effect”). The Investment Adviser has no wholly owned subsidiaries.

(b)       The Investment Adviser is registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the Investment Company Act from acting as an investment adviser to the Company as contemplated by the Investment Advisory Agreement, Registration Statement and the Prospectus, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to the knowledge of the Investment Adviser, threatened by the Commission.

(c)       This Agreement has been duly authorized, executed and delivered by the Investment Adviser. This Agreement and the Investment Advisory Agreement to which the Investment Adviser is a party comply in all material respects with the applicable provisions of the Acts, the Advisers Act and the applicable Rules and Regulations. Assuming the due and valid authorization, execution and delivery by the other parties thereto, the Investment Advisory Agreement to which the Investment Adviser is a party represents a valid and binding agreement of the Investment Adviser enforceable against the Investment Adviser in accordance with its terms, except (a) as rights to indemnity and contribution may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Investment Adviser’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, receivership, moratorium, and other laws relating to or affecting creditors’ rights generally (whether statutory or decisional) and by general equitable principles (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality reasonableness, good faith and fair dealing) whether enforcement is considered in a proceeding in equity or at law, and (b) with respect to termination under the Investment Company Act or the reasonableness or fairness of compensation payable thereunder.

(d)      The execution and delivery by the Investment Adviser of, and the performance by the Investment Adviser of its obligations under, this Agreement does not conflict with or will not conflict with, result in, or constitute a violation, breach of, or default under, (x) operating agreement of the Investment Adviser (y) any agreement, indenture, note, bond, license, lease or other instrument or obligation binding upon the Investment Adviser that is material to the Investment Adviser or (z) any law, rule or regulation applicable to the Investment Adviser or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Investment Adviser, whether foreign or domestic; except, with respect to clauses (y) or (z), any contravention which would have neither (i) an Adviser Material Adverse Effect or (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement; provided that no representation or warranty is made with respect to compliance with the laws of any jurisdiction outside of the United States in connection with the offer or sale of the Shares in such jurisdiction by Virtu.

(e)       No consent, approval, authorization, order or permit of, license from, or qualification or registration with any governmental body, agency or authority, self-regulatory organization or court or other tribunal, whether foreign or domestic, is required to be obtained by the Investment Adviser for the performance by the Investment Adviser of its obligations under this Agreement or the Investment Advisory Agreement to which it is a party, except such as have been obtained and as may be required by (i) the Acts, the Advisers Act, the Exchange Act, or the applicable Rules and Regulations, (ii) the rules and regulations of FINRA or of the NYSE, (iii) by the securities or “blue sky laws” of the various states and foreign jurisdictions in connection with the offer and sale of the Shares or (iv) such as which the failure to obtain would have neither (i) an Adviser Material Adverse Effect nor (ii) a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(f)       There are no legal or governmental proceedings pending or, to the knowledge of the Investment Adviser, threatened to which the Investment Adviser is a party or to which any of the properties of the Investment Adviser is subject (i) other than proceedings accurately described in all material respects in the Registration Statement and the Prospectus and proceedings that would not have an Adviser Material Adverse Effect, or that would not have a material adverse effect on the power or ability of the Investment Adviser to perform its obligations under this Agreement or to consummate the transactions contemplated by the Registration Statement and the Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(g)       The Investment Adviser has all necessary consents, authorizations, approvals, orders (including exemptive orders), licenses, certificates, permits, qualifications and registrations of and from, and has made all declarations and filings with, all governmental authorities, self-regulatory organizations and courts and other tribunals, whether foreign or domestic, to own and use its assets and to conduct its business in the manner described in the Registration Statement and the Prospectus, except to the extent that the failure to obtain or file the foregoing would not result in an Adviser Material Adverse Effect.

(h)       The Investment Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Prospectus and by this Agreement and the Investment Advisory Agreement to which it is a party.

(i)        The Investment Advisory Agreement is in full force and effect and the Investment Adviser is not in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Investment Adviser under such document, except to the extent that such default would not have an Adviser Material Adverse Effect.

(j)        None of the Investment Adviser nor, to its knowledge, any of its respective affiliates, has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(k)       The operations of the Investment Adviser are and have been conducted at all times in compliance in all material respects with applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Investment Adviser with respect to the Money Laundering Laws is pending or, to the knowledge of the Investment Adviser, threatened.

(l)        None of the Investment Adviser nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and to its knowledge, the Investment Adviser its affiliates have conducted their businesses in all material respects in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(m)      None of the Investment Adviser nor, to its knowledge, any director, officer, agent, employee or affiliate of the Investment Adviser is currently subject to any U.S. sanctions administered by OFAC and the Investment Adviser will not directly or indirectly use the proceeds from the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(n)       The Investment Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization.

Any certificate signed by or on behalf of the Investment Adviser and delivered to Virtu or its counsel in connection with the offering of the Shares shall be deemed to a representation and warranty by the Investment Adviser as to the matters covered therein to Virtu.

7.        Agreements to Sell and Purchase.

(a)       Sale of Placement Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Virtu’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Virtu, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. Each of the Company and the Investment Adviser acknowledges and agrees that (i) there can be no assurance that Virtu will be successful in selling Placement Shares, (ii) Virtu will incur no liability or obligation to the Company, the Investment Adviser or any other person or entity if it does not sell Placement Shares for any reason other than a failure by Virtu to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Shares as required under this Section 7 and (iii) Virtu shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by Virtu in the Placement Notice.

(b)       Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the second (2nd) Trading Day (or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Virtu at which such Placement Shares were sold, after deduction for (i) Virtu’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 and Exhibit C and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)       Delivery of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Virtu’s or its designee’s account (provided Virtu shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Virtu will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 10, the Company will (i) hold Virtu harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to Virtu any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)      Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the Maximum Amount. Under no circumstances shall the Company cause or request the offer or sale of (i) any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to Virtu in writing or (ii) any Common Stock pursuant to this Agreement at a price (net of Virtu’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 and Exhibit C hereof) lower than the Company’s then current net asset value per Share (in violation of Section 23(b) of the Investment Company Act), unless the Company has received the requisite approval from stockholders as required pursuant to the Investment Company Act.

8.        Conditions to Virtu’s Obligations. The respective obligations of the Company, the Investment Adviser and the several obligations of Virtu hereunder are subject to the condition that the Registration Statement has become effective and at the Settlement Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Company’s knowledge, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to Virtu.

The several obligations of Virtu are subject to the following further conditions:

(a)       The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Shares issued pursuant to all prior Placement Notices and (ii) the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b)       None of the following events shall have occurred and be continuing: (i) receipt by the Company or the Investment Adviser of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act having been issued and proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)       Except as contemplated in the Prospectus, there shall not have been any material change, on a consolidated basis, in the authorized Common Stock of the Company or any Company Material Adverse Effect.

(d)       Virtu shall have received (i) the favorable opinions of Company Counsel, required to be delivered pursuant to Section 9(n) on or before the date on which such delivery of such opinion is required and (ii) the opinion of Duane Morris LLP, counsel to Virtu, on or before the date on which Company Counsel is required to deliver an opinion pursuant to Section 9(n), with respect to such matters as Virtu may reasonably require. In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(e)       Virtu shall have received the Officer’s Certificates on or before the date on which delivery of such certificate is required pursuant to Section 9(m).

(f)       Virtu shall have received the Comfort Letter and the CEO/CFO Certificate required to be delivered pursuant to Section 9(o) on or before the date on which such delivery of such letter and certificate are required pursuant to Section 9(o).

(g)       The Placement Shares shall have been approved for listing on the NYSE, subject only to notice of issuance.

(h)       Prior to the issuance of the first Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the sales terms and arrangements.

(i)        Trading in the Common Stock shall not have been suspended on the NYSE.

(j)        On each date on which the Company is required to deliver an Officer’s Certificate, counsel for Virtu shall have been furnished with such certificates, letters, opinions and other documents as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(k)       There shall not have occurred any event that would permit Virtu to terminate this Agreement pursuant to Section 11(a).

(l)        All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

9.        Covenants of the Company, the Investment Adviser. In further consideration of the agreements of Virtu herein contained, the Company covenants and agrees, and the Investment Adviser, covenants and agrees with Virtu as follows:

(a)       After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by Virtu under the Securities Act, (i) the Company will notify Virtu promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon Virtu’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the opinion of counsel for the Company and for Virtu, may be necessary or advisable in connection with the distribution of the Placement Shares by Virtu (provided, however, that the failure of Virtu to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Virtu’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to Virtu within a reasonable period of time before the filing and Virtu has not reasonably objected thereto (provided, however, that the failure of Virtu to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Virtu’s right to rely on the representations and warranties made by the Company in this Agreement); and (iv) the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to Rule 424 of the Securities Act. The Company will also promptly effect the necessary post-effective amendment and the filings required pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.

(b)       The Company will advise Virtu, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Shares for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)       The Company will furnish to Virtu and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act, in each case as soon as reasonably practicable, and in such quantities and at such locations as Virtu may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Virtu will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)      If at any time when a Prospectus is required by the Securities Act to be delivered in connection with a pending sale of the Placement Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Virtu and for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of each counsel to the Company and Virtu, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify Virtu to suspend the offering of Placement Shares during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to Virtu such number of copies of such amendment or supplement as Virtu may reasonably request.

(e)       The Company and the Investment Adviser will not take any action designed to cause or result in the manipulation of the price of any security of the Company to facilitate the sale of Shares in violation of the Securities Act or the Exchange Act and the applicable Rules and Regulations, or the securities or “blue sky” laws of the various states and foreign jurisdictions in connection with the offer and sale of Shares.

(f)       The Company will use its commercially reasonable efforts, in cooperation with Virtu, to endeavor to qualify the Shares for offer and sale under the securities or “blue sky” laws of such jurisdictions as Virtu shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent of service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)       During any period in which the Prospectus relating to the Placement Shares is required to be delivered by Virtu under the Securities Act with respect to a pending sale of the Placement Shares, the Company will use commercially reasonable efforts to effect the listing of the Shares on the NYSE, subject to official notice of issuance.

(h)       The Company, during any period when the Prospectus is required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act and the Investment Company Act within the time periods required by the Exchange Act and the Investment Company Act, as the case may be.

(i)        The Company will not, without (i) giving Virtu at least one (1) business day prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) Virtu suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by Virtu in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (x) the Common Stock to be offered and sold through Virtu pursuant to this Agreement and (y) the Common Stock issued pursuant to the Dividend Reinvestment Plan as it may be amended from time to time.

(j)        The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise Virtu promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Virtu pursuant to this Agreement.

(k)       The Company will cooperate with any reasonable due diligence review conducted by Virtu or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as Virtu may reasonably request. The parties acknowledge that the due diligence review contemplated by this Section 9(k) will include, without limitation, during the term of this Agreement a quarterly diligence conference to occur within five (5) Trading Days after the filing of the Company’s annual report and semi-annual report on Form N-CSR, (collectively, with any successor forms that may be required by the Commission, the “Reports”), as applicable, whereby the Company will make its senior corporate officers available to address diligence inquiries of Virtu and will provide such additional information and documents as Virtu may reasonably request.

(l)        The Company will disclose in its annual report and semi-annual report on Form N-CSR, as applicable, the number of Placement Shares sold through Virtu, the Net Proceeds to the Company and the compensation payable by the Company to Virtu with respect to such Placement Shares. To the extent the information set forth in this Section 9(l) is filed in a prospectus supplement, the Company agrees to deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

(m)      On or prior to the date that the first Placement Notice is issued, and within five (5) Trading Days after the Company:

(i)        (A) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement relating to the Placement Shares; and

(ii)       files a Report (to the extent not already covered by subsection (i) of this Section 9(m)) (each such date of filing of one or more of the documents referred to in clauses (i) and (ii) and any time of request pursuant to this Section 9(m) shall be a “Representation Date”);

each of the Company and the Investment Adviser shall furnish Virtu with a certificate, in the forms attached hereto as Exhibit D-1 and Exhibit D-2, as applicable (each, an “Officer’s Certificate”).

With respect to post-effective amendments to the Registration Statement contemplated by this Section 9(m), if the Company is not otherwise permitted to rely on Rule 486(b) regarding the effective date of a post-effective amendment, the Representation Date shall be the date the Commission declares such amendment effective or such amendment otherwise becomes effective and all Representation Date deliveries relating thereto which are required by Section 9 shall be delivered on or as promptly as practicable following the date of effectiveness of such amendment. If the Company is permitted to rely on Rule 486(b) in connection with the filing of a post-effective amendment, then the Representation Date shall be the date such post-effective amendment is filed with the Commission.

The requirement to provide a certificate under this Section 9(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form N-CSR. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Virtu with a certificate under this Section 9(m), then before the Company delivers the Placement Notice or Virtu sells any Placement Shares, each of the Company and the Investment Adviser shall provide Virtu with the applicable Officer’s Certificate dated the date of the Placement Notice.

(n)       On or prior to the date of the first Placement Notice and within five (5) Trading Days of each Representation Date with respect to which the Company and the Investment Adviser are obligated to deliver the applicable Officer’s Certificate, as applicable, for which no waiver is applicable, the Company shall cause to be furnished to Virtu written opinions and negative assurances of Willkie Farr & Gallagher LLP and Venable LLP with respect to Maryland state law matters (“Company Counsel”), or other counsel satisfactory to Virtu, in form and substance satisfactory to Virtu and their counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit E, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish Virtu with a letter to the effect that Virtu may rely on a prior opinion delivered under this Section 9(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(o)       On or prior to the date of the first Placement Notice and within five (5) Trading Days of each Representation Date with respect to which the Company and the Investment Adviser are obligated to deliver the applicable Officer’s Certificate, for which no waiver is applicable, the Company shall cause (A) its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish to Virtu letters (collectively, the “Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Virtu, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letters, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter and (B) the Chief Executive Officer and the Chief Financial Officer to furnish to Virtu a certificate (the “CEO/CFO Certificate”) dated the date that the certificate is required to be delivered, in form and substance satisfactory to Virtu. In addition, on or prior to the date of the first Placement Notice, the Company shall cause such independent accountants to deliver to Virtu an “agreed-upon procedures letter” dated the date the agreed-upon procedures letter is delivered, in form and substance satisfactory to Virtu, containing statements and information of the type ordinarily included in such letters with respect to certain financial information contained in the Registration Statement and the Prospectus.

(p)          On or prior to the date of the first Placement Notice, each time Shares are delivered to Virtu as principal on a Settlement Date and within five (5) Trading Days of each Representation Date with respect to which the Company and the Investment Adviser are obligated to deliver the applicable Officer’s Certificate, as applicable, for which no waiver is applicable, each of the Company and the Adviser shall furnish Virtu with a certificate of its respective Secretary, dated the date such certificate is required to be delivered, in substantially the form attached hereto as Exhibit F-1 and Exhibit F-2, as applicable.

(q)          The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than Virtu; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act.

(r)           The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and will use commercially reasonable efforts to cause the Company’s directors and officers, in their capabilities, as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of Sarbanes-Oxley Act.

(s)           The Company will use commercially reasonable efforts to comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code, with respect to any fiscal year in which the Company is an investment company registered under the Investment Company Act.

(t)           The Company and the Investment Adviser will use commercially reasonable efforts to perform all of the agreements required of them by this Agreement and discharge all conditions of theirs to closing as set forth in this Agreement.

(u)          The Company will use the Net Proceeds as described in the Prospectus.

(v)          The Company agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement (except as may otherwise be agreed to in writing by the parties), including, without limitation, (i) all expenses incident to the issuance and delivery of the Placement Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar, transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Placement Shares, (iv) all fees and expenses of Company Counsel and the Company’s independent public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts) and the Prospectus, and all amendments and supplements thereto and this Agreement, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Placement Shares for offer and sale under the state securities or blue sky laws or any other country, (vii) the fees and expenses associated with listing the Placement Shares on NYSE, (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Placement Shares, (ix) the fee and expense of counsel to Virtu in an amount not to exceed $50,000 in connection with due diligence and the preparation of this Agreement, and (x) all other fees, costs and expenses incident to the performance by the Company of its obligations hereunder.

10.	Indemnity and Contribution.

(a)            The Company agrees to indemnify and hold harmless Virtu, each person, if any, who controls Virtu within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each selling agent of Virtu and each director, officer, member, shareholder or affiliate of Virtu within the meaning of Rule 405 under the Rules and Regulations (each, a “Virtu Indemnified Party”) from and against any and all losses, claims, damages, liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) and expense whatsoever, caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C (as applicable) or Rule 424 under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon written information furnished to the Company by Virtu expressly for use therein.

(b)            Virtu agrees to indemnify and hold harmless the Company and its directors, managers, and shareholders (as the case may be), and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”) to the same extent as the foregoing indemnity from the Company to Virtu, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, to written information relating to Virtu furnished to the Company by Virtu expressly for use in the Registration Statement or Prospectus, as originally filed with the Commission, or any amendment or supplement thereof.

(c)            In case any action, suit or proceeding (including any governmental investigation) (together a “proceeding”) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements reasonably incurred of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual conflict of interest, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Virtu Indemnified Parties, collectively, and (ii) the fees and expenses reasonably incurred of more than one separate firm (in addition to any local counsel) for all Company Indemnified Parties, collectively. In the case of any such separate firm for Virtu Indemnified Parties, such firm shall be designated in writing by Virtu. In the case of any such separate firm for the Company Indemnified Parties, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for the reasonable fees and expenses of counsel as contemplated by the second and third sentences of this Section 10(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified party unless such indemnified party gives written consent to such admission of fault, culpability or a failure to act.

(d)            To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Investment Adviser on the one hand and Virtu on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Company on the one hand and of Virtu on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Virtu on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total discounts and commissions received by Virtu, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and Virtu on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Virtu and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            The Company and Virtu agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if Virtu were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, Virtu shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares sold by it and distributed to the public were offered to the public exceeds the amount of any damages that such Virtu has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Investment Adviser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Virtu Indemnified Party or by or on behalf of any Company Indemnified Party and (iii) acceptance of and payment for any of the Shares.

(g)            No party shall be entitled to indemnification under this Section 10 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

11.	Termination.

(a)       Virtu may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Settlement Date (i) any Company Material Adverse Effect or Investment Adviser Material Adverse Effect has occurred which, in the reasonable judgment of Virtu may materially impair the investment quality of the Placement Shares, (ii) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the NYSE American, the NASDAQ Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (iii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (v) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in Virtu’s judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in Virtu’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

(b)       The Company and Virtu shall have the right, by giving three (3) days’ notice to the other party as hereinafter specified, unless such notice is waived by such other party, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)       Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the issuance and sale of the Maximum Amount through Virtu on the terms and subject to the conditions set forth herein.

(d)      This Agreement shall remain in full force and effect unless terminated pursuant to this Section 11 or otherwise by mutual agreement of the parties.

(e)       Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Virtu or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

12.	Entire Agreement.

(a)       This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Investment Adviser and Virtu, or any of them, with respect to the subject matter hereof.

(b)       Each of the Company and the Investment Adviser acknowledges that in connection with the offering of the Shares: (i) Virtu is acting solely in the capacity described herein in connection with the sale of the Shares and no advisory relationship between the Company and the Investment Adviser, on the one hand, and Virtu, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Virtu has advised or is advising the Company or the Investment Adviser on other matters, (ii) the public offering price of the Shares and the price to be paid by Virtu for the Shares set forth in this Agreement were established by the Company and the Investment Adviser following discussions and arms-length negotiations with Virtu, (iii) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement, (iv) Virtu owes the Company and the Investment Adviser only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (v) Virtu may have interests that differ from those of the Company and the Investment Adviser.

13.      Counterparts. This Agreement may be signed electronically and in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

14.      Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.      Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.      Notices. All communications hereunder shall be in writing and effective only upon receipt and (i) if to Virtu, shall be sufficient in all respects if delivered, mailed or sent to Virtu Americas LLC, One Liberty Plaza, 165 Broadway, New York, NY 10006, Attention: General Counsel, with a copy to Duane Morris LLP, New York, NY 10036 (facsimile no. (973) 556-1417), Attention: Dean M. Colucci and (ii) if to the Company or the Investment Adviser, shall be sufficient in all respects if delivered, mailed or sent to the Company or the Investment Adviser, as applicable, at the offices of the Investment Adviser at 301 E. Colorado Boulevard, Suite 800, Pasadena, CA 91101, Attention: Chad Conwell.

Very truly yours,

FLAHERTY& CRUMRINE TOTAL RETURN FUND INCORPORATED

By:	/s/ R. Eric Chadwick
Name: R. Eric Chadwick
Title: President

FLAHERTY& CRUMRINE INCORPORATED

By:	/s/ Chad C. Conwell
Name: Chad C. Conwell
Title: Executive Vice President

Accepted as of the date hereof

VIRTU AMERICAS LLC

By:	/s/ Joshua R. Feldman
Name: Joshua R. Feldman
Title: Managing Director; Virtu Capital Markets

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]
Cc:	[ ]
To:	[ ]
Date:	[ ]

Subject:           ATM - Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the ATM Sales Agreement, dated April 30, 2021, among Flaherty & Crumrine Total Return Fund Incorporated, a Maryland corporation (the “Company”), Flaherty & Crumrine Incorporated, and Virtu Americas LLC (“Virtu”), I hereby request on behalf of the Company that Virtu sell up to [    ] of Placement Shares, at a minimum market price of $[ ] per share.

The time period during which sales are requested to be made shall be [     ].

No more than [     ] shares may be sold in any one trading day.

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SECURITIES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY VIRTU, AND/OR THE CAPACITY IN WHICH VIRTU MAY ACT IN SELLING SECURITIES (AS PRINCIPAL, AGENT, OR BOTH).

EXHIBIT B

VIRTU

Jeff Lumby	jlumby@virtu.com

Joshua Feldman	jfeldman@virtu.com

Conor Lumby	clumby@virtu.com

With a copy to atm@virtu.com

THE COMPANY

Chad Conwell	conwell@pfdincome.com

R. Eric Chadwick	chadwick@pfdincome.com

Bradford Stone	stone@pfdincome.com

EXHIBIT C

COMPENSATION

The amount of any discount, commission or other compensation, exclusive of any expense reimbursement, to be paid by the Company to Virtu shall be equal to up to 1.00% of the gross proceeds with respect to sales of Placement Shares.

EXHIBIT D-1

FLAHERTY& CRUMRINE TOTAL RETURN FUND INCORPORATED

OFFICER’S CERTIFICATE

[•], 2021

The undersigned, the duly qualified and elected [•] of FLAHERTY& CRUMRINE TOTAL RETURN FUND INCORPORATED (the “Company”), a Maryland corporation, does hereby certify in such capacity and on behalf of the Company, pursuant to Section 9(m) of the ATM Sales Agreement dated as of April 30, 2021 (the “Sales Agreement”) among the Company, Flaherty & Crumrine Incorporated and Virtu Americas LLC (“Virtu”), as agent, that to the best of the knowledge of the undersigned:

(i)  Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Company in Section 5 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii) The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Each of Willkie Farr & Gallagher LLP, counsel to the Company, Venable LLP, Maryland counsel to the Company, and Duane Morris LLP, counsel to Virtu, is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sales Agreement.

(Signature page follows)

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:
Name:
Title:

EXHIBIT D-2

FLAHERTY& CRUMRINE INCORPORATED

OFFICER CERTIFICATE

[•], 2021

The undersigned, the [•] of FLAHERTY& CRUMRINE INCORPORATED, a California corporation (the “Adviser”), does hereby certify in such capacity and on behalf of the Adviser, pursuant to Section 9(m) of the ATM Sales Agreement dated as of April 30, 2021 (the “Sales Agreement”) among Flaherty & Crumrine Total Return Fund Incorporated, the Adviser and Virtu Americas LLC (“Virtu”), as agent, that to the best of the knowledge of the undersigned:

(i)  Except for non-material exceptions as may be set forth on Annex A hereto, the representations and warranties of the Adviser in Section 6 of the Sales Agreement are true and correct on and as of the date hereof, with the same force and effect as if expressly made on and as of the date hereof; and

(ii) The Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof.

Each of Willkie Farr & Gallagher LLP, counsel to the Company, Venable LLP, Maryland counsel to the Company, and Duane Morris LLP, counsel to Virtu, is entitled to rely upon this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Sales Agreement.

(Signature page follows)

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

By:
Name:
Title:

EXHIBIT E

COMPANY COUNSEL OPINION

[   ]

EXHIBIT F-1

FLAHERTY& CRUMRINE TOTAL RETURN FUND INCORPORATED

Secretary’s Certificate

[•], 2021

I, [•], certify that I am the Secretary of Flaherty & Crumrine Total Return Fund Incorporated, a Maryland Corporation (the “Company”), that I am familiar with the facts herein certified and that, as such, I am authorized to execute this certificate on behalf of the Company, and in connection with the ATM Sales Agreement dated as of April 30, 2021 (the “Sales Agreement”), among the Company, Flaherty & Crumrine Incorporated and Virtu Americas LLC (“Virtu”), and I do hereby further certify that (capitalized terms shall have the meanings ascribed to them in the Sales Agreement):

1.            Attached as Exhibit A is a true and complete copy of the Articles of Incorporation of the Company as in full force and effect as of the date hereof and on file with the Secretary of State of the State of Maryland. There has been no amendment or other document filed affecting the Articles of Incorporation and no corporate action has been taken in furtherance of any amendments, modifications or supplements.

2.            No proceedings looking toward the liquidation or dissolution of the Company have been taken or are pending, nor have the directors or stockholders of the Company taken any steps to authorize or institute any of the foregoing.

3.            Attached as Exhibit B is a true and complete copy of the Bylaws of the Company as are in full force and effect as of the date hereof and have not been amended, modified or supplemented as of the date hereof, nor has any corporate action been taken in furtherance of any such amendments, modifications or supplements.

4.            Attached as Exhibit C is a true, correct and complete copy of certain resolutions duly adopted by the Company’s board of directors, at a meeting or by written consent, as the case may be, authorizing, among other things, (i) the issuance and sale of up to [________________ ] of the Shares, (ii) preparation and filing of the Company’s registration statement on Form N-2 (File Nos. [________________ ]) (the “Registration Statement”), and (iii) the execution and delivery by the Company of the Sales Agreement. Such resolutions have not been modified or revoked, are in full force and effect and such resolutions are the only resolutions adopted relating to the matters covered thereby.

5.            The following persons are duly elected, qualified and acting officers of the Company holding the offices set forth opposite their respective names below, have the corporate authorization to act on behalf of the Company in such capacities and to execute and deliver the Sales Agreement and all documents and instruments executed and delivered in connection therewith, and the signature set forth opposite each name is the authentic signature of such officer:

Name	Title	Signature

R. Eric Chadwick	Chief Executive Officer	(See attached)
Bradford Stone	Chief Financial Officer	(See attached)

6.        Attached as Exhibit D are true, correct and complete copies of all written correspondence between the Company, its officers and employees or, to my knowledge, its accountants, counsel or representatives on the one hand and the Securities and Exchange Commission or its staff on the other hand, relating to the Registration Statement and filed with the Commission as CORRESP.

7.        Each person who, as director or officer of the Company or attorney-in-fact of such director or officer, signed (a) the Registration Statement or any power of attorney pursuant to which the Registration Statement was signed, (b) the Sales Agreement, and (c) any other document delivered prior hereto or on the date hereof in connection with the transactions described in the Sales Agreement, was, at the respective times of such signing and delivery, and, in the case of the documents referred to under clause (a) above, at the times of filing, duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.

8.        The Sales Agreement is substantially in the form approved by the Company’s board of directors and has been duly authorized, executed and delivered by the Company.

9.        Except for any such records that are labeled or have otherwise been reasonably identified as drafts, the corporate records of the Company that have been made available to counsel for Virtu are true and complete copies thereof, and have not been modified or revoked, are in full force and effect.

Each of Willkie Farr & Gallagher LLP, counsel to the Company, Venable LLP, Maryland counsel to the Company, and Duane Morris LLP, counsel to Virtu, is entitled to rely on this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

Name:
Title:

I, [•],[•]of the Company, do hereby certify as of the date first written above that [•] is the duly elected, qualified and acting Secretary of the Company and that the signature of [•] set forth above is her genuine signature.

Name:
Title:

Flaherty & Crumrine Total Return Fund Incorporated

Incumbency Certificate

Name	Title	Signature

[•]	Chief Executive Officer

[•]	Chief Financial Officer

[•]	Secretary

EXHIBIT F-2

FLAHERTY& CRUMRINE INCORPORATED

Secretary’s CERTIFICATE

[•], 2021

I, [•] , certify that I am the [•] of Flaherty & Crumrine Incorporated, a California corporation (the “Adviser”), that I am familiar with the facts herein certified and that, as such, I am authorized to execute this certificate on behalf of the Adviser, and in connection with the ATM Sales Agreement dated as of April 30, 2021 (the “Sales Agreement”), among Flaherty & Crumrine Total Return Fund Incorporated (the “Company”), the Adviser, and Virtu Americas LLC (“Virtu”), and I do hereby further certify that (capitalized terms shall have the meanings ascribed to them in the Sales Agreement):

1.        Attached as Exhibit A, is a true and complete copy of the Articles of Incorporation of the Adviser, as presently in effect and on file with the Secretary of State of the State of California. There has been no amendment or other document filed affecting the Articles of Incorporation and no corporate action has been taken in furtherance of any amendments, modifications or supplements.

2.        No proceedings looking toward the liquidation or dissolution of the Adviser have been taken or are pending, nor have the members of the Adviser taken any steps to authorize or institute any of the foregoing.

3.        Attached as Exhibit B is a true and complete copy of the operating agreement of the Adviser and said operating agreement is in full force and effect as of the date hereof and has not been amended, modified or supplemented as of the date hereof, nor has any corporate action been taken in furtherance of any such amendments, modifications or supplements.

4.        The Adviser is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940, as amended.

5.        The following persons are duly elected, qualified and acting officers of the Adviser holding the offices set forth opposite their respective names below, have the authorization to act on behalf of the Adviser in such capacities and to execute and deliver the Sales Agreement and all documents and instruments executed and delivered in connection therewith, and the signature set forth opposite each name is the authentic signature of such officer:

Name	Title	Signature

[•]	[•]	(See attached)

[•]	[•]	(See attached)

6.        The Sales Agreement has been duly authorized, executed and delivered by the Adviser.

Each of Willkie Farr & Gallagher LLP, counsel to the Company, Venable LLP, Maryland counsel to the Company, and Duane Morris LLP, counsel to Virtu, is entitled to rely on this certificate in connection with the respective opinions given by such firms pursuant to Section 9(n) of the Sales Agreement or otherwise.

[Signature Page Follows]

IN WITNESS WHEREOF, I have executed this Certificate as of the date first written above.

By:
Name:
Title:

I, [•], [•]of the Adviser, do hereby certify as of the date first written above that [•] is the duly elected, qualified and acting [•]of the Adviser and that the signature of [•] set forth above is his genuine signature.

By:
Name:
Title:

Flaherty & Crumrine Incorporated

Incumbency Certificate

Name	Title	Signature
[•]	[•]
[•]	[•]